Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91493) pertaining to the AllêAmerUs Savings and Retirement Plan of AmerUs Group Co. of our report dated May 19, 2006, with respect to the financial statements and schedule of the AllêAmerUs Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Des Moines, Iowa
June 21, 2006